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                                                                     Exhibit 1.1


                                   [GRAPHIC]


                          THE BANK OF BERMUDA ACT 1890

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         WHEREAS a petition has been presented to the Legislature of these
Islands by certain persons carrying on the business of bankers in this Colony in partnership under the name of The Bank of Bermuda praying that an Act may be passed to incorporate the said Bank and for other purposes in connection therewith, and it is deemed expedient to grant the prayer of the said petition:

         Be it, therefore, enacted by the Governor, Legislative Council and Assembly of the Bermudas or Somers Islands as follows:

Interpretation

1. In this Act the following expressions shall, where not inconsistent with the context, have the meanings assigned to them in this section:

         (a)      the expression "the Bank" means The Bank of Bermuda Limited;

         (aa) the expression "the Banks and Deposit Companies Act" means the Banks and Deposit Companies Act 1999 [1999:40] as the same may be amended from time to time;

         (ab)     the expression "the Companies Act" means the Companies Act
                  1981;

         (b)      the expression "the Court" means The Supreme Court of Bermuda;

         (c)      the expression "the Minister" means the Minister of Finance;

         (d) the expression "proper officer" means any director and any person appointed an officer under and in accordance with section 8 of this Act.

Short title

2.       (Omitted under authority of the Statute Law (Revised Edition), Act
         1951).



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Incorporation of The Bank of Bermuda Limited

3. William Henry Gosling, Thomas Fowle Jauncey Tucker, Edwin Troupe Child, William Thomas James, Walter Aiken, Henry James Laslett, Evelyn Edmund Walker, Samuel Darrell Walker, Joseph Lightbourn Trimingham, James Harvey Trimingham, the younger, Thomas Darrell Trimingham, William Edward Talbot, Thomas Joseph Pearman, William Bluck, William Henry Allen, William Eugene Meyer, Herbert M. Sullivan, Alexander Henry Stevens, Edward Crawley, Thomas Miles, Frederick Kirby Outerbridge, Samuel Alexander Masters, John Samuel Darrell, Charles Stockdale Tucker, Broderick Evans Dickinson, Durham Sutherland Dickinson, Broderick Evans Dickinson, the younger, Margaret Catherine Rees, Caroline Wood, Theodore Outerbridge, Joseph Catlin Dickinson, Henry Hilgrove Hollis, John Alexander Masters, Julien Irwin Wilkinson, Joseph Trounsell Gilbert, Thomas Haskins Davis, Catherine Haley Gilbert, Michael Kistner, and Alexander Smith, or such of them as shall respectively subscribe not less than one hundred and twenty Bermuda dollars of the capital of the banking company hereby incorporated, and all other persons who shall respectively subscribe not less than one hundred and twenty Bermuda dollars of the said capital and all persons who shall hereafter become proprietors of a share or shares of the said capital are hereby declared to be a body corporate under the name of "The Bank of Bermuda Limited", with the right to have the exclusive use of that name in these Islands, and under that name to have perpetual succession and to sue or be sued or to take or defend any action, suit or proceeding in any court of law or equity and to have and use a common seal with power to renew, vary or change the same at pleasure.

Capital of the Bank

4. The capital of the Bank shall be such sum as the Bank shall, from time to time, determine, and such capital shall be divided into shares of par value of one Bermuda dollar (BD$1.00) or in par value of such other amount as shall be determined from time to time.

   The matters to be determined under this section shall be by resolution adopted at a meeting of shareholders.

Objects of the Bank

5. The objects of the Bank are, subject to the provisions of this or any amending Act, to engage in and carry on banking business, including all functions and services normally associated with such business. The objects of the Bank shall also include:

         (1) to carry on the business of banking in all its aspects including but not limited to the transaction of all financial, monetary and other business which now is or at any time during the existence of the Bank may be usually or commonly carried on in any part of the world by banks, discount houses, merchant banks, financiers or other financial institutions and in particular (but without prejudice to the generality of the foregoing)

                  (a) to receive money on current, savings, deposit or other similar account or otherwise on any terms, which is repayable on demand or otherwise, including by cheque or by order and to borrow, raise or take up money with or without security, and generally to make or negotiate loans and advances of every kind;

                  (b) to deposit, lend or advance money, securities or property with or without



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                           security, and generally to make or negotiate loans
                           and advances of every kind;

                  (c) to draw, make, accept, endorse, grant, discount, acquire, subscribe or tender for, buy, sell, issue, execute, guarantee, negotiate, transfer, hold, invest or deal in, honour, retire, pay, secure or otherwise dispose of obligations, instruments (whether transferable or negotiable or not) and securities of every kind;

                  (d) to grant, issue, negotiate and in any manner deal with or in letters of credit, travellers' cheques and circular notes and draft and other forms of credits and instruments of every kind;

                  (e) to buy, sell, write contracts on and otherwise deal in securities, bullion, specie, precious and other metals, foreign exchange and commodities (including futures) of every kind;

                  (f) to receive on deposit or for safe custody or otherwise documents, cash, securities and valuables of every description;

                  (g) to collect, hold and transmit money and securities and act as agents for the receipt or payment of money of or the receipt or delivery of securities and documents and to establish, maintain or participate in any kind of system for the transmission of funds;

                  (h) to issue and transact business in respect of all types of bankers' cards and debit and credit cards whether issued by the Bank or by any other person or company;

                  (i) to act as registrars and transfer agents for any company and to maintain for any company any records and accounts which may be requisite for the purpose, and to undertake any duties in relation to the registration of transfers, the issue and deposit of certificates or other documents evidencing title to securities or otherwise;

                  (j) to act as agents, brokers, advisers or consultants in relation to the investment of money and all insurance, pension and taxation matters and generally to transact all agency, broking, advisory or consultancy business of every kind;

         (2) to enter into any guarantee, bond, recognizance, contract of indemnity or suretyship and otherwise give security or become responsible for the performance of any obligation or duties by any person or company and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking property and assets present and future, and uncalled capital of the Bank or by both such methods the performance of the obligations of, and the payment of monies secured by, or payable under or in respect of the securities of, any company or person including (but without limitation) any bank in business, and to give and take counter-guarantees and



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                  indemnities and to receive security for the implementation of any obligation and generally to carry on the business of a guarantee company in all its aspects;

         (3) to promote, effect, negotiate, offer for sale by tender or otherwise guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription of (whether absolutely or conditionally) participate in, manage or carry out, on commission or otherwise, any issue, public or private of the securities of any company, and to lend money for the purpose of any such issue, and to act as dealers in securities whether as principal or agent;

         (4) to act as executors, administrators, and trustees, and to undertake, execute and administer trusts of all kinds, whether private or public, including purpose, religious and charitable trusts, and generally to carry on what is usually known as trustees and executor business, and in particular and without limiting the generality of the above, to act as judicial and custodian trustees, trustees for the holders of debentures and debenture stock, to act as administrators of the property of convicts, and to act as receivers, managers, agents, and liquidators, and as an attorney acting under a power of attorney;

         (5) to hold, administer, sell, realize, invest, dispose of, and deal with the monies and property, both real and personal, and to carry on, manage, sell, realize, dispose of and deal with any business comprised or included in any estate or matter committed to the Bank in any capacity authorized by paragraph
                  (4) of this section:

                  Provided always that nothing contained in section twelve of this Act shall be construed to prevent the Bank from holding, disposing or otherwise dealing with shares in its own capital which shall come into its hands in any capacity authorized by paragraph (4) of this section; and provided that nothing herein contained shall give the Bank, in any capacity authorized by paragraph (4) of this section, greater power and authority than is permitted by law to an individual exercising any like capacity;

         (6) to lend money committed to the Bank in any capacity authorized by paragraph (4) of this section on mortgage of real estate in these Islands without the sanction of the Minister;

                  Provided that nothing herein contained shall be construed to empower the Bank to loan money on mortgage of real estate in these Islands as trustee for any corporation so as to circumvent any law now or hereafter in force in these Islands; and provided that nothing herein contained shall give the Bank in any capacity authorised by paragraph (4) of this section, greater power and authority than is permitted by law to an individual exercising any like capacity;

         (7) to do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others;

         (8)      where the Bank acts in any capacity authorized by paragraph
                  (4) of this section to make charges and receive fees therefor to be payable from income and assets in the

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                  Bank's hands or as shall be otherwise agreed, as follows:-

                  (a) as shall be agreed between the Bank and the customer committing the business to its hands;

                  (b) as shall be provided under the terms of any will, trust instrument or other document or by Court order if any of such cases the Bank shall agree to act thereunder;

                  (c) in default of agreement or provision as mentioned in sub-paragraphs (a) or (b) of this paragraph, fees and charges not in excess of its proper disbursements as follows:-

                           (i) 5% of the gross value of any estate or matter committed to its hands.

                           (ii)     10% of the income derived from the
                                    collection of real estate rent;

                           (iii) 5% of income derived from any source other than that set out in item (ii) of this sub-paragraph or up to 1% per annum of the principal value of the estate or matter, whichever be the greater, and

                           (iv) a brokerage fee of up to 1% on the purchase or sale of any asset forming the subject of any estate, trust or matter, such fee to be based on the purchase or sale price of such asset;

                  (d) for the purposes of this paragraph the usual charges made by the Bank in the performance of anything contemplated in this section shall be deemed to be proper disbursements and in any particular case the Court may on the petition of any person interested, or of the Bank, reduce or increase the Bank's fees or charges to such amount as the Court considers proper.

         (9) to act as banker and to transact any banking or allied business on behalf of the estate, matter or trust with respect to the moneys entrusted to the Bank in any of the capacities set out in this section in the same manner and upon the same terms as would apply in the ordinary course of business with a customer not connected with the estate, matter or trust and the Bank shall not be liable to account for any profit made thereby;

         (10) to make and implement such arrangements as it may consider necessary for the preservation and protection of its overseas property, assets and businesses and of the interests of shareholders and creditors against loss resulting from international or overseas emergencies or other occurrences, restrictions or natural disasters affecting such property, assets or businesses;

         (11) to do such acts and things as may be considered to be incidental or conducive to the above objects or any of them.

Powers with respect to shares

6. Subject to and in accordance with the provisions of the Companies Act and the Banks and



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Deposit Companies Act, the Bank is authorised:

         (a) to issue preference shares which are, or at the option of the Bank or the holder thereof, are to be liable to be redeemed; and

         (b)      to purchase its own shares.

Directors

7. The management of the affairs of the Bank shall be in the hands of a body of directors, consisting of not fewer than nine and not more than thirty as the shareholders shall from time to time determine; and such Directors shall be elected or appointed in such manner as the bye-laws of the Bank shall prescribe.

Officers of the Bank

8. (1) The Bank shall have a chairman and deputy chairman who shall be directors of the Bank and may have such other officers who may but need not be directors and who shall be appointed in such manner and hold office for such period with such powers as the bye-laws may provide.

   (2) The Directors shall appoint a secretary to the Bank who shall hold office in accordance with the bye-laws.

Power to make, etc, bye-laws

9. The shareholders of the Bank may from time to time make such bye-laws to regulate the administration of the Bank as they may think fit, and may also rescind, alter or amend such bye-laws.

10. The Bank shall, subject to the provisions of this Act, be at liberty to carry on its business indefinitely.

11. The business of the Bank shall not commence until the whole of the fixed capital of the Bank has been subscribed for and a moiety at least of the subscription paid up; and the remaining moiety of such capital shall be paid up within two years from the passing of this Act.

Power to hold land

12. The Bank may acquire with the previous sanction of the Minister and hold and enjoy real estate in these Islands bona fide required for its business or housing its staff or providing amenities for its staff and may let such portions thereof as shall not be required for the time being.

Restriction on bank holding shares

13. The Bank shall not hold shares in its own capital.

Bank may be sued by, or may sue shareholders or officers
14. Any shareholder of the Bank may sue the Bank or any proper officer thereof, and the Bank may sue any shareholder or proper officer of the Bank in any matter of contract in any court of law, notwithstanding any community of interest.

Liability of property of bank to execution

15. The goods and chattels, lands and tenements of the Bank may be levied on and taken in


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execution under any writ of execution, and be sold and disposed of in like manner as under any execution against any individual, and any judgment against the Bank shall attach to all additional liability of the shareholders as well as to the paid up capital and other property of the Bank.

Powers of Bank when acting as trustee etc

16. The Bank when acting as agent or in any other capacity authorised by paragraph (4) of section five of this Act shall be entitled to avail itself of all privileges and powers granted to executors, administrators, or trustees by any Act for the time being in force.

Estates and trustees to be segregated in books of Bank

17. The monies and securities of each estate, matter and trust shall always be kept distinct and in separate accounts and so marked in the books of the Bank so as always to be distinguished from any other in the registers and other books of account to be kept by the Bank, and so invested that at no time shall such monies form part of or be mixed with the general assets of the Bank, and the Bank shall in the receipt of the rents and income and in the overseeing and the management of trust and other property keep distinct records and accounts of all operations connected therewith.

Property held in trust not to be liable for debts of Bank
18. The monies, properties, and securities received or held by the Bank in any capacity authorised by paragraph (4) of section five of this Act shall not be liable for the debts or obligations of the Bank.

Personal attendance of officers of Bank in court

19. (1) When the personal attendance of the Bank in any capacity authorised by paragraph (4) of section five of this Act is required in a court of justice or elsewhere the Bank shall be entitled to make such attendance in the person of a Director or proper officer of the Bank; and the personal duties of the Bank in any capacity authorised by paragraph (4) of section five of this Act may be discharged on behalf of the Bank by a Director or proper officer; and in every case where the Bank is acting in any capacity authorised by paragraph (4) of section five of this Act the Directors and proper officers shall be individually and collectively in their own proper persons responsible to the court and shall in their own proper persons be liable by process of attachment or commitment for contempt or by other process to all courts having jurisdiction on that behalf for the proper discharge of their duties and for obedience to the rules, orders, and decrees of such courts in the same manner and to the same extent as if such Directors and proper officers had personally been acting in any capacity authorised by paragraph (4) of section five of this Act; but notwithstanding such personal responsibility of the said Directors and proper officers, the Bank shall remain liable for any pecuniary loss which may be occasioned or which may happen through the imperfect or improper discharge or through the neglect of the Bank or of any Officers of any act or duty in respect of any office, appointment, or engagement held or entered upon by the Bank.

         (2) Any Director or proper officer of the Bank may authorise any Officer or employee of the Bank to take any oath, make any declaration, verify any account, and give personal attendance at any court or place:

         Provided always that any such authorisation shall not in any way relieve the Directors or proper officers from any personal attendance if so required by any court.

Restriction on winding up of Bank whilst any estate remains unadministered

20. So long as any estate or matter in respect of which the Bank is acting in any capacity authorised by paragraph (4) of section five of this Act shall remain in whole or in part


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unadministered it shall not be lawful to proceed to wind up the Bank voluntarily, unless with the sanction of the Court, and it shall be lawful for any person or corporation interested in such estate or matter, or who may have any claim in respect thereof, to apply by petition to the Court in regard thereto to restrain the winding up voluntarily of the Bank, and the Court shall in every such case have power to make such order in the matter as the circumstances of each case shall appear to the Court to require.

Power of court to relieve directors & others from personal penalties

21. If in any proceeding against a Director or person occupying the position of Director or officer or employee of the Bank for negligence or breach of trust or for any offence imposed by law it appears to the court hearing the case that the Director or such other person is or may be liable in respect of the negligence or breach of trust or offence, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust or offence, that court may relieve him, either wholly or partly, from his responsibility on such terms as that court may think proper.

Power of Bank to make provision for welfare of past and present employees of the Bank and their dependants, and charitable contributions

22. The Bank is hereby empowered, out of profits only -

         (1) to provide for the welfare of persons now or formerly in the employment of the Bank or Directors of the Bank and the wives, widows and families of such persons, by grants of money, pensions or other payments, and by providing or subscribing towards places of instruction and recreation, and hospitals, dispensaries, medical and other attendance, and such other assistance as the Bank may from time to time think fit; and

         (2) to subscribe or contribute from time to time, to any charitable, benevolent, religious, scientific or other institutions or useful objects as the Bank shall from time to time see fit.



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